Exhibit 5.1

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

October 9, 2018

Kodiak Sciences Inc.

2631 Hanover Street

Palo Alto, California 94304

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Kodiak Sciences Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 8,619,671 shares of your common stock, par value $0.0001 per share (the “Shares”), consisting of: (i) 3,084,404 shares of common stock to be issued under the 2018 Equity Incentive Plan (the “2018 Plan”); (ii) 1,278,955 shares of common stock which are subject to currently outstanding awards under the 2018 Plan; (iii) 460,000 shares of common stock to be issued under the 2018 Employee Stock Purchase Plan (the “2018 ESPP”); (iv) 3,707,312 shares of common stock which are subject to currently outstanding awards under the 2015 Share Incentive Plan (the “2015 Plan”) and (v) 89,000 shares of common stock which are subject to currently outstanding awards under the 2009 Option and Profits Interest Plan (the “2009 Plan,” and together with the 2018 Plan, the 2018 ESPP and the 2015 Plan, the “Plans”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

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AUSTIN    BEIJING    BOSTON    BRUSSELS     HONG KONG    LONDON    LOS ANGELES    NEW YORK    PALO ALTO

SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

October 9, 2018

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI Professional Corporation